SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 29, 2003

                            PHOENIX MEDIA GROUP, LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-21376
                            (Commission File Number)

                                   33-0714007
                        (IRS Employer Identification No.)


                           290 East Verdugo, Suite 207
                                Burbank, CA 91502
               (Address of Principal Executive Offices) (Zip Code)

                                 (818) 563-3900
               Registrant's Telephone Number, Including Area Code



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Item 5.       Other Events

         On May 29, 2003, pursuant to a Stock Purchase Agreement Ronald R. Irwin, the Registrant's CEO and Chairman sold all of his personal stock holdings in the Registrant to Jon H. Marple and Mary E. Blake, husband and wife. The stock sold along with additional stock issued for consulting services constitutes in excess of 50% of the outstanding common stock of the Registrant. Concurrent with the sale of the stock, Ronald R. Irwin, Wayne Smith, Richard Spangler and David Petrik all resigned as members of the Board of Directors. Jon
H. Marple and Mary E. Blake were elected by majority consent of shareholders as the new directors of the Registrant and Michael Meservy was appointed as the President of the Registrant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2003                                  Phoenix Media Group, Ltd.

                                                     By:  /s/ Michael Meservy
                                                     ------------------------
                                                     Name:    Michael Meservy
                                                     Title:   President